Exhibit 10.17

THIRD AMENDMENT

TO

REVENUE INTERESTS ASSIGNMENT AGREEMENT

This THIRD AMENDMENT TO REVENUE INTERESTS ASSIGNMENT AGREEMENT (this “Amendment”) is dated as of February 1, 2005, and is entered into by and among ORTHOVITA, INC., a Pennsylvania corporation (“Orthovita”), VITA SPECIAL PURPOSE CORP., a Delaware corporation and wholly-owned subsidiary of Orthovita (“Assignor”), and DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity, but solely as Owner Trustee of Royalty Securitization Trust I (“Assignee”).

RECITALS

A. Orthovita, Assignor and Paul Royalty Fund I (“PRF”) entered into the Revenue Interests Assignment Agreement, dated as of October 16, 2001, and as amended by the Amendment to Revenue Interests Assignment Agreement and Stock Purchase Agreement, dated as of March 22, 2002 and the Second Amendment to Revenue Interests Assignment Agreement, dated as of January 9, 2004 (as amended, modified or supplemented from time to time, the “Assignment Agreement”).

B. PRF and Royalty Financial Company LLC (“RFC”), an entity in which PRF is the sole equity holder, entered into the Sale and Contribution Agreement and the Assignment Agreement (Originator), dated as of December 9, 2004 pursuant to which PRF sold, transferred, conveyed and assigned to RFC all of its right, title and interest in and to the Assignment Agreement;

C. RFC and Assignee entered into the Assignment Agreement (Transferor), dated as of December 9, 2004, pursuant to which RFC sold, transferred, conveyed and assigned to Assignee (the sole beneficial owner of which is RFC) all of its right, title and interest in and to the Assignment Agreement.

D. The parties hereto desire to amend the Assignment Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the agreements and provisions herein contained and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1. Definitions. Any capitalized term used but not otherwise defined herein shall have the meanings ascribed to such terms in the Assignment Agreement.

Section 2. Amendments to the Assignment Agreement Section 1.01. Section 1.01 of the Assignment Agreement is hereby amended, effective as of the date this Amendment becomes effective in accordance with Section 3 hereof, by deleting the definition of “Advance Payments” in its entirety and inserting the following new definition of “Advance Payments” in replacement thereof:

“Advance Payments” shall mean for the calendar year ending December 31, 2003, the first $1.0 million received by Orthovita in the Fiscal Year 2003 in respect of annual Net Sales for Fiscal Year 2003 (including payments under License Agreements and Distribution Agreements); for the calendar year ending December 31, 2004, (the first $1.1 million received by Orthovita in the Fiscal Year) 2004 in respect of annual Net Sales for Fiscal Year 2004 (including payments under any License Agreements or Distribution Agreements); for the calendar year ending December 31, 2005, the first $1.6 million received by Orthovita in the Fiscal Year 2005 in respect of annual Net Sales for Fiscal Year 2005 (including payments under any License Agreements or Distribution Agreements ); and for each subsequent calendar year thereafter through the year ending December 31, 2016, the first $3.0 million received by Orthovita in respect of annual Net Sales during the applicable Fiscal Year (including payments under License Agreements or Distribution Agreements).

Section 3. Condition Precedent. This Amendment shall be effective as of the date of this Amendment (the “Effective Date” ) upon the satisfaction in full of the following condition precedent: each party hereto shall have executed an original counterpart of this Amendment and shall have delivered (including by way of facsimile transmission) the same to the other parties hereto.

Section 4. General Confirmations.

4.01 Continuing Effect. Except as specifically provided herein, the Assignment Agreement and the other Transaction Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

4.02 No Waiver. This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of the Assignment Agreement and the other Transaction Documents, except as specifically set forth herein.

4.03 References. From and after the Effective Date, (i) all references in the Assignment Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Assignment Agreement shall mean the Assignment Agreement as amended hereby and (ii) all references in the Assignment Agreement, the other Transaction Documents or any other agreement, instrument or document executed and delivered in connection therewith to “Revenue Interests Assignment Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Assignment Agreement shall mean the Assignment Agreement as amended hereby.

Section 5. Miscellaneous.

5.01 Governing law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to its conflict of laws provisions.

5.02 Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

5.03 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

5.04 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

5.05 Amendments. No provision of this Amendment may be amended, modified, supplemented or waived except in accordance with Section 8.10(a) of the Assignment Agreement.

5.06 Binding Effect; Assignment. This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted assigns, subject to the provisions of Section 8.05 of the Assignment Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ASSIGNOR:	VITA SPECIAL PURPOSE CORP.

	By:	/s/ Joseph M. Paiva
		Name:	JOSEPH M. PAIVA
		Title:	VICE PRESIDENT

ORTHOVITA:	ORTHOVITA, INC.

	By:	/s/ Antony Koblish
		Name:	ANTONY KOBLISH
		Title:	PRESIDENT & CEO

ASSIGNEE:	ROYALTY SECURITIZATION TRUST I

	By:	Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as Owner Trustee

		By:	/s/ Louis Bodi
Name: LOUIS BODI
Title: VICE PRESIDENT

ACKNOWLEDGED AND CONSENTED TO:

AMBAC ASSURANCE CORPORATION

BY:	/s/ Brian Feit
NAME:	BRIAN FEIT
TITLE:	VICE PRESIDENT

ACKNOWLEDGED:

PAUL ROYALTY FUND, L.P.

By:	PAUL CAPITAL MANAGEMENT, LLC Its General Partner

	By:	Paul Capital Advisors, L.L.C. Its Manager

	BY:	/s/ Lionel Leventhal
	NAME:	Lionel Leventhal
	TITLE:	Manager

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